UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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LINCOLNWAY ENERGY, LLC
(Name of Registrant as Specified In Its Charter)
N/A

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LINCOLNWAY ENERGY, LLC

NOTICE OF SPECIAL MEETING OF MEMBERS
to be held on Monday, March 23, 2020

NOTICE IS HEREBY GIVEN that a Special Meeting of the members (the “Special Meeting”) of Lincolnway Energy, LLC (the “Company”) will be held at the Radisson Hotel Ames Conference Center at ISU, 2609 University Blvd., Ames, Iowa on Monday, March 23, 2020, commencing at 6:30 p.m.  The purposes of the Special Meeting are to:

(1)	Consider seven (7) amendments to the Company’s Second Amended and Restated Operating Agreement dated November 10, 2010, as amended March 4, 2013 and March 3, 2016 (the “Operating Agreement”); and

(2)	Transact such other business as may properly come before the meeting and any adjournment thereof.

The foregoing items are more fully described in the accompanying Proxy Statement.  Only members of record on Friday, February 28, 2020 are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement of the meeting.  Each unit is entitled to one vote on all matters presented at the Special Meeting.

Your vote is very important and our directors desire that all members be present or represented at the Special Meeting.  Even if you plan to attend in person, please sign, date and return the proxy card located on our website at www.lincolnwayenergy.com at the “Investor” tab, or included in the printed proxy materials mailed to you, at your earliest convenience so that your units may be voted.  If you decide to attend the Special Meeting in person, you retain the right to vote even though you mailed the enclosed proxy card.  The proxy card must be signed by each registered member of record for the units voted.

By Order of the Directors,

Timothy Fevold,
Secretary
Nevada, Iowa
February 28, 2020

LINCOLNWAY ENERGY, LLC
59511 W. Lincoln Highway
Nevada, Iowa 50201

PROXY STATEMENT FOR THE SPECIAL MEETING OF MEMBERS
TO BE HELD ON MARCH 23, 2020

This Proxy Statement is being provided by Lincolnway Energy, LLC (the “Company,” “we,” or “us”) in connection with the solicitation of proxies for the Special Meeting of members (the “Special Meeting”) that will be held on Monday, March 23, 2020, commencing at 6:30 p.m., at the Radisson Hotel Ames Conference Center at ISU, 2609 University Blvd., Ames, Iowa and any adjournment or postponement thereof.  If you need directions to the Radisson Hotel Ames Conference Center at ISU, please call the Company at (515) 232-1010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SPECIAL MEETING TO BE HELD ON MARCH 23, 2020

This Proxy Statement, the Notice of the Special Meeting, and proxy card may be requested by calling or e-mailing Kay Gammon at (515) 232-1010 or kgammon@lincolnwayenergy.com or accessing www.lincolnwayenergy.com and clicking on the “Investor” tab.

BACKGROUND

Neither the Securities and Exchange Commission nor any state securities commission have determined if this proxy statement is truthful or complete.  Any representation to the contrary is a criminal offense.

In 2019, we continued to experience tremendous commodity risk and government policy volatility. In 2018, the Environmental Protection Agency (EPA) granted Small Refinery Exemption waivers (SREs) from blending ethanol in the gasoline supply at a level far exceeding prior practice. In the view of the renewable fuels industry, these waivers are in direct conflict with the level of ethanol blending required by the Renewable Fuel Standard. The result of these waivers decreased ethanol demand by a minimum of 2.5 billion gallons. Although in June of 2019 President Trump announced the start of regulatory processes to permit year around blending of 15% ethanol, this increase is not expected to be enough to make up for these lost gallons and in any event increasing the blend rate to a higher level will take considerable time.  Additionally, the recent announcement by EPA of a proposal to mitigate the effect of the SREs was much less favorable than expected.  Further impacting us this year was the abundance of rain during planting season. The rain caused delayed planting which is affecting the corn supply to the ethanol industry. In April, commodity prices became volatile and our cost of corn increased. Also, the Trump Administration’s tariff actions have reduced ethanol exports.  In the end, the rain, EPA and reduced exports resulted in a negative impact on the ethanol crush margin.

Recent articles published by Reuters included statements that the U.S. ethanol industry is about to break under the weight of the Trump Administration’s trade war with China and the surge in the number of small refineries exempted from the nation’s biofuel laws.  The sustained downturn in margins will finally begin taking its toll as some producers run out of money and begin a host of austerity measures to weather the storm.  Some plants will slow down, some will shut down, some will shut down forever.  In the Wall Street Journal, Geoff Cooper, chief executive of the Renewable Fuels Association, a trade group for biofuel makers, stated “This is probably the worst downturn we’ve seen in the industry’s history.”  Also, the Wall Street Journal reported that U.S. ethanol consumption declined last year for the first time in over two decades. Ethanol producers have on average lost money on every gallon produced since July 2018, according to estimates from Iowa State University.

The Company experienced improved margins during the three months ended December 31, 2019 and expects to fund operations during the next 12 months using cash flow from continuing operations and the available amounts under our revolving term loan.

However, the margin environment within the ethanol industry is uncertain and there is no guaranty that improved margins within the industry or at the Company will continue.

With this background, our quarterly and annual reports since June 30, 2019 have reported a “Going Concern Statement.” This statement was a result of the Company not being able to stay in covenant compliance with our lender due to operating losses and reduction of liquidity on our balance sheet.  Part of the loss reported in the June 30, 2019, financial statement was the write off of assets related to our high protein project. This write off, compounded with operating losses, has negatively impacted our bank covenants for working capital, debt service coverage and our net worth requirements for fiscal year end September 2019.

While the ethanol crush margin is bad for the whole industry, the Company is looking at ways to reduce our operating expenses. Additionally, we are urgently seeking an injection of capital to strengthen our balance sheet.  And we will continue to seek ways to incorporate proven technologies that allow us to produce ethanol, distiller grains and corn oil more efficiently.

In this regard, the board of directors (the “Board”) is evaluating all options that would strengthen our balance sheet and preserve our equity.  Among these options is working with a strategic partner, which may include another ethanol facility, to strengthen our company and lower our costs of production.

The Board believes it is imperative to be able to act quickly to implement a transaction with a strategic partner.  Given provisions of our Operating Agreement, many potential transactions could not be undertaken without a vote of our members to revise our Operating Agreement.  In our discussions with potential strategic partners, a delay to call a special meeting and solicit proxies inhibits our ability to obtain the best terms and may eliminate some opportunities from consideration.  It is for this reason that the Board is recommending changes to our Operating Agreement which would allow the Board to quickly implement a transaction, once the Board has selected a strategic partner and agreed on transaction terms.

In recent weeks, our evaluation of partners and transactions centered on Husker Ag, LLC, Plainview, Nebraska (“Husker Ag”).  On January 15, 2020, the Company entered into a Management Services Agreement (the “Management Agreement”) with Husker Ag for management services for our ethanol facility located in Nevada, Iowa.  Pursuant to the terms of the Management Agreement, Husker Ag will provide us with individuals to serve as General Manager, Environmental and Safety Manager and Commodity Risk Manager and to perform the respective management services for each such position.

Following this, on February 6, 2020, we executed a Memorandum of Terms (the “Husker Terms Memorandum”) with Husker Ag, which is attached at the end of this Proxy Statement.  The following description of the Husker Terms Memorandum is qualified in its entirety by reference to the attached copy.  Here are the key provisions:

•
New Class A Units.  Husker Ag would purchase 42,049 new Class A units for $5,000,000, at a price of $118.91 per unit.  Our need for additional equity is urgent and we would endeavor to close this investment as soon as possible following the Special Meeting.  Class A units would have a separate right to approve certain actions, as is customary for holders of senior equity.

•
New Class B Units.  As soon as practical following the purchase of the new Class A units by Husker Ag, we will offer to all our existing members who are accredited investors 21,024 new Class B units, at the same price, $118.91.  This offer will be made by way of a private placement memorandum and members will be able to subscribe for their pro rata share and will also have the opportunity to subscribe for more if not all units are purchased on a pro rata basis.

•
$7,500,000 New Equity.  Husker Ag has agreed to purchase any Class B units not purchased by our members.   In this way, we will receive a total of $7,500,000 in new equity in two steps.  The Husker Terms Memorandum contains additional details, including a summary of our capitalization before and after these transactions.  We anticipate that this amount of equity will normalize our banking relationship by bringing us into covenant compliance, and that our long term debt will again be classified as long term on our financial statements.  The going concern qualification would then be removed.

•
Rights of Unit Classes.  The existing common units, the new Class A and Class B units have equal rights to distributions.  However, for distributions as a result of a liquidation (and deemed liquidation) holders of Class A will first receive an amount of their equity contributions, holders of Class B would then receive up to the amount of their equity contributions.  Any remaining distribution would go equally to all unit holders.

•
Board of Directors.  At the closing of the Class A offering, Husker Ag would own 50 percent of Lincolnway.  Depending on how many of the Series B units are purchased by our members, Husker Ag would own between 40 and 60 percent of Lincolnway following the member offering.  The Husker Terms Memorandum provides for a board composed of seven members; Husker Ag would be entitled to elect four directors and the holders of the common and Series B units would be entitled to elect three directors.

•
Exclusive Period; Non-Binding Provisions.  The Husker Terms Memorandum is non-binding, and subject to certain conditions, including further due diligence by Husker Ag, the approval by members of the amendments to the Operating Agreement provided for in this Proxy Statement and negotiation of purchase documents.  We have a binding obligation, however, to deal exclusively with Husker Ag for 60 days from February 6, subject to our ability to accept another offer if required by our Directors’ fiduciary duties.

The Board asks for your careful consideration of the proposals described below.  If the proposals to amend the Operating Agreement are approved, certain approval and voting rights historically held by the members will be granted to the Board, which means that the Board will be solely authorized to act on these matters without further approval from the members.  The Board, however, believes these proposed amendments to our Operating Agreement will enable us to complete the Husker Ag transactions as outlined in the Husker Terms Memorandum, and if those transactions do not go forward, negotiate an alternative transaction to meet our present needs.

The Board also believes the proposed amendments are fair to, and in the best interest of, our members and recommends that you vote “FOR” the proposals to amend our Operating Agreement.  We look forward to discussing these proposals with you at the Special Meeting.

Finally, for clarity of presentation, following the conclusion of the Special Meeting, the Directors will prepare a Third Amended and Restated Operating Agreement, which will incorporate prior amendments and all amendments adopted at the Special Meeting, with conforming changes needed for the restatement.  A copy of our current Second Amended and Restated Operating Agreement and amendments are posted on our website at www.lincolnwayenergy.com and clicking on the “Investor” tab.  A copy of the Third Amended and Restated Operating Agreement, assuming all of the proposals are approved, is also available at the same location.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:	What is the purpose of the Proxy Statement, and proxy card?

A:
The Proxy Statement and proxy card are being provided to our members pursuant to the requirements of the proxy rules of the U.S. Securities and Exchange Commission (the “SEC”) and of our Second Amended and Restated Operating Agreement dated November 10, 2010, as amended March 4, 2013 and March 3, 2016 (the “Operating Agreement”).  In particular, the materials are provided to solicit your vote on the proposals to be voted upon by the members at the Special Meeting and to invite you to attend the Special Meeting.

Q:	Who is providing the Proxy Statement, proxy card and soliciting proxies?

A.
The proxy materials are being provided to you by the Company and proxies will be solicited on behalf of the Company by our directors, officers and employees.  The original solicitation of proxies by mail may be supplemented by solicitations by our directors, officers and employees by telephone, electronic or other means to request members return their proxy card or to attend the Special Meeting.  The Company has not employed any third party to solicit proxies for the Special Meeting.

Q:	Who is paying the costs of the solicitation?

A:
The Company will bear the expense of this solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation material that the Company may provide to members.  No compensation will be paid to our directors, officers or employees for any solicitations.

Copies of the proxy materials and any other solicitation materials will be provided to brokerage firms, banks, fiduciaries, trustees, custodians or other nominees holding units in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners.  We will reimburse such brokerage firms, banks, fiduciaries, trustees, custodians or other nominees for the reasonable out-of-pocket expenses incurred by them in connection with forwarding the proxy materials and any other solicitation materials.

Q:	Who is entitled to notice of and to vote at the Special Meeting?

A:
In accordance with Section 6.5 of our Operating Agreement, the record date for members entitled to notice of, and to vote at, the Special Meeting is the close of business on February 28, 2020 (the “Record Date”) which is the date on which we gave notice of the Special Meeting.  Only members of record on the Record Date are entitled to notice of, and to vote at, the Special Meeting.

Q:	What proposals will the members vote on at the Special Meeting?

A:	The following proposals to amend our Operating Agreement will be voted on by the members:

PROPOSAL NUMBER	OPERATING AGREEMENT SECTION AMENDED	SUMMARY OF AMENDMENT
Proposal 1	Section 4.2	Provide the Directors Flexibility on Board Seats
Proposal 2	Section 4.16(d)	Provide Board with Authority for Board Amendments to Operating Agreement
Proposal 3	Section 4.16(f)	Remove Limitation on Number of Units which may be issued without Member Approval
Proposal 4	Section 5.7	Remove Limitation on any Member Holding more than 49% of Units
Proposal 5	Section 7.1 and 7.4	Provide authority for Board to issue new Series or Classes of Units
Proposal 6	Section 8.7(b)	Provide authority for Board to elect to have the Company Taxed as a Corporation
Proposal 7	Section 8.8	Change this section to conform to new IRS Rules on Partnership Audits

No member proposals will be able to be made or acted upon at the Special Meeting, and no member action will otherwise be able to be taken at the Special Meeting, other than voting on the above proposals.

Q:	How many votes does each member have?

A:	Members are entitled to one vote for each unit that they hold on each of the matters presented at the Special Meeting.

Q:	How many units are outstanding?

A:	The Company has a single class of units and as of the Record Date we had 42,049 units outstanding and entitled to vote at the Special Meeting.

Q:	What constitutes a quorum for the Special Meeting?

A:
Pursuant to Section 6.7 of our Operating Agreement, members holding at least 25% of the outstanding units will constitute a quorum of the members for the Special Meeting.  Since we had 42,049 units outstanding and entitled to vote as of the Record Date, at least 10,513 units need to be represented at the Special Meeting in order for there to be a quorum.  A member attending the Special Meeting, in person or by proxy, will be counted for purposes of establishing a quorum.

Q:	What is the voting requirement for each of the proposals?

A:	If a quorum is represented at the Special Meeting, to be adopted, each proposal requires the affirmative vote of a majority of the units represented in person or by proxy at the Special Meeting.

Q:	What is the effect of an abstention or votes withheld?

A:
In accordance with Section 6.6 of our Operating Agreement, abstentions or proxies or ballots marked to “withhold authority” will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted as votes cast for or against the proposals to be voted upon at the Special Meeting.

Q:	What are the voting recommendations of our directors on each of the proposals?

A:	Our directors recommend that our members vote for approval of all proposals.

Q:	Is there a deadline for delivery of my proxy card?

A:
Yes, there is a delivery deadline.  In order to be valid and count as units represented at the Special Meeting, a proxy card must either be (a) received at the Company’s principal office at 59511 W. Lincoln Highway, Nevada, Iowa 50201 before 3:00 p.m. on March 23, 2020 or (b) delivered at the Special Meeting before the voting results are announced at the meeting.

Q:	How must a member complete the proxy card in order for it to be valid?

A:
A proxy card must be signed and dated, and properly completed, in order to be valid.  If a proxy card is signed, dated, properly completed and timely returned, the units it represents will be voted at the Special Meeting in accordance with the specifications provided in the proxy card or if you did not provide any specifications or instructions, as set forth below under the following question: “How will the proxies designated on the proxy card vote a member’s units with respect to each proposal?”

Q:	Can a member revoke a proxy?

A:
A member who returns a proxy card to the Company before the Special Meeting, but wants to change the member’s vote, can do so at any time before the voting results are announced at the meeting by either:

•	Coming to the principal office of the Company before 3:00 p.m. on March 23, 2020 and notifying the Company; or

•	Attending the Special Meeting and notifying any director at any time before the voting results are announced at the meeting.

In either case, the member will be given another proxy card to complete and deliver either (a) at the Special Meeting or (b) to the Company’s principal office at 59511 W. Lincoln Highway, Nevada, Iowa 50201 any time before 3:00 p.m. on March 23, 2020.  Attendance in person at the Special Meeting does not itself revoke a proxy unless a new proxy card is completed and submitted.

If your units are held in the name of your brokerage firm, bank, fiduciary, trustee, custodian or other nominee, you are considered the beneficial owner of units held in your name.  If you are the beneficial owner of your units and not the holder of record, you will need to contact your brokerage firm, bank, fiduciary, trustee, custodian or other nominee to revoke any prior voting instructions or bring with you a legal proxy from your brokerage firm, bank, fiduciary, trustee, custodian or other nominee authorizing you to vote the units.

Q:	Will a vote be taken at the Special Meeting?

A:
Members will be permitted to deliver their proxy cards at the Special Meeting at any time before the voting results are announced at the meeting.  We do not, however, contemplate calling for a vote on any of the proposals, and we will instead tabulate the results of the voting by proxy and announce the results near the conclusion of the Special Meeting.

As stated above, if you request a proxy card to vote your units at the Special Meeting and you are the beneficial owner of your units and not the holder of record, you will need to bring with you a legal proxy from your brokerage firm, bank, fiduciary, trustee, custodian or other nominee authorizing you to vote the units.

Q:	How will the proxies designated on the proxy card vote a member’s units with respect to each proposal?

A:
Your units will be voted in accordance with the instructions you indicate when you submit your proxy card.  If you submit a proxy card, but do not indicate your voting instructions, your units will be voted as FOR the adoption of each of the seven proposals to amend our Operating Agreement.

As to any other business that may properly come before the Special Meeting or any adjournment or postponement thereof, your units will be voted at the discretion of the proxies in a manner that they consider to be in the best interest of the Company and its members.

Q:	When will the voting results be announced?

A:
We will announce the preliminary voting results at the conclusion of the Special Meeting.  The final voting results will be tallied and published in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting.

PROPOSALS TO AMEND OUR OPERATING AGREEMENT

In the following discussion of Proposals 1 through 7, language proposed to be deleted is marked by strikethough of the text, and new language is underlined.

PROPOSAL NUMBER	OPERATING AGREEMENT SECTION AMENDED	SUMMARY OF AMENDMENT
Proposal 1	Section 4.2	Provide the Directors Flexibility on Board Seats

Amend Section 4.2 to add the following new paragraph at the end of the section:

Notwithstanding the foregoing provisions of this Section 4.2, in connection with the issuance of a  class or series of Units with rights different from those of the previously outstanding Units, the Directors shall have the authority to adjust the number of Directors, and to provide for the designation of a specified number of Directors by the holders of any such class or series of Units, in such manner as the Directors shall determine.

Discussion:  The intent of the new language is to provide the directors with flexibility to restructure the Board to accommodate a new investor where board seats might be required as a condition of investment.

OUR DIRECTORS RECOMMEND THAT THE MEMBERS VOTE “FOR” PROPOSAL 1.

PROPOSAL NUMBER	OPERATING AGREEMENT SECTION AMENDED	SUMMARY OF AMENDMENT
Proposal 2	Section 4.16(d)	Provide Board with Authority for Board Amendments to Operating Agreement

Amend Section 4.16(d) to read as follows (new language underlined):

4.16         Member Action Required. Notwithstanding anything in this Agreement which may appear to be to the contrary, including Section 4.1, neither the Directors nor any officer of the Company shall take, or cause to be taken, any of the following acts or matters without the vote of the Members taken or otherwise obtained in accordance with Article 6:

……..

(d)  the amendment or restatement of the Certificate of Organization or this Agreement, except that the Directors may amend the Certificate of Organization and this Agreement without the vote of the Members to (i) change the name, the registered office and/or the registered agent of the Company, (ii) implement any change to this Agreement which the Directors are permitted to make to this Agreement without a vote of the Members, and (iii) amend and restate this Agreement to reflect any changes approved by the Members or Directors.

Discussion:  The new language provides clear authority for the Board to amend the Operating Agreement and to provide for a complete amended and restated Operating Agreement to reflect changes made by the Board or members.

OUR DIRECTORS RECOMMEND THAT THE MEMBERS VOTE “FOR” PROPOSAL 2.

PROPOSAL NUMBER	OPERATING AGREEMENT SECTION AMENDED	SUMMARY OF AMENDMENT
Proposal 3	Section 4.16(f)	Remove Limitation on Number of Units which may be issued without Member Approval

Amend Section 4.16(f) to remove this entire paragraph and renumber the following paragraphs of Section 4.16:

4.16         Member Action Required. Notwithstanding anything in this Agreement which may appear to be to the contrary, including Section 4.1, neither the Directors nor any officer of the Company shall take, or cause to be taken, any of the following acts or matters without the vote of the Members taken or otherwise obtained in accordance with Article 6:

……………..

~~(f) the issuance of any Units by the Company if, after giving effect to the issuance of the Units, the Company would have more than 90,000 1 outstanding Units; provided, however, that the Directors may from time to time authorize, approve and effectuate a split of the outstanding Units into a lesser or greater number of Units based upon a uniform multiple (a “Unit Split”), without the vote of the Members, in which event the 90,000 1 amount (or the then current such amount by reason of any prior Unit Splits) shall also be decreased or increased, as the case may be, by the same multiple that was utilized in the Unit Split;~~

Discussion:  Existing 4.16(f) is removed, eliminating the need for member approval of the issuance of units over the specified amount.  Note that under Section 7.1, an unlimited number of units is currently authorized.

OUR DIRECTORS RECOMMEND THAT THE MEMBERS VOTE “FOR” PROPOSAL 3.

PROPOSAL NUMBER	OPERATING AGREEMENT SECTION AMENDED	SUMMARY OF AMENDMENT
Proposal 4	Section 5.7	Remove Limitation on any Member Holding more than 49% of Units

Remove Section 5.7 in its entirety:

~~5.7           Limitation on Ownership of Units. Notwithstanding any term or condition of this Agreement which may appear to be to the contrary, no Member shall, directly or indirectly, own, hold or control more than forty-nine percent (49%) of the outstanding Units at any time, unless the Member exceeds that percentage by reason of the Company redeeming or purchasing Units, but in that case, the Member shall not increase the number of Units owned, held or controlled by the Member.~~

~~For purposes of this Section, the term “control” means the right or ability to vote or direct the vote of any Units, whether pursuant to a proxy, voting agreement, voting trust, or otherwise.~~

~~For purposes of this Section, a Member shall be deemed to indirectly own, hold or control any and all Units which are owned or held by the Member’s spouse or any of the Member’s parents or minor children (including by adoption) (collectively, the “Relatives”), and by any entity of which any one or more of the Member or any Relative or Relatives owns or holds at least ten percent (10%) of Additional and different classes or series of Units may be created and issued to new or existing Members on such terms and conditions as the Directors may determine.~~

~~The Company shall not be required to recognize or honor the ownership, holding or control of any Units which are owned, held or controlled in violation of this Section. Each Member shall provide the Company with all such information and documentation as is requested by the Company from time to time in order to determine whether the Member is in compliance with this Section, and each Member shall otherwise promptly and fully cooperate with the Company in this regard.~~

~~Notwithstanding the foregoing, this Section shall not be applicable to, and shall not otherwise limit or restrict, the solicitation and receipt of proxies, ballots or written consents or written actions by the Company or by any Director in the capacity as a Director.~~

Discussion:  The limit on the number of units which may be held by one member is removed.

OUR DIRECTORS RECOMMEND THAT THE MEMBERS VOTE “FOR” PROPOSAL 4.

PROPOSAL NUMBER	OPERATING AGREEMENT SECTION AMENDED	SUMMARY OF AMENDMENT
Proposal 5	Section 7.1 and 7.4	Provide authority for Board to issue new Series or Classes of Units

Amend Section 7.1 by adding the following new paragraph at the end of the section:

Additional and different classes or series of Units may be created and issued to new or existing Members on such terms and conditions as the Directors may determine.  Such additional and different classes or series of Units may have different rights, powers and preferences (including, without limitation, designation of Directors, voting rights and distribution preferences), which may be different from or superior to those of existing Members. In the event of creation of additional classes or series of Units, the Company’s Unit records shall be updated as necessary by the Directors to reflect such Units and the Directors shall amend this Agreement, and the Members hereby consent to the amendment hereof, to reflect (a) the sale of additional Units with such terms as the Directors shall deem appropriate, (b) the admission of the additional Members.

Amend Section 7.4 to coordinate with the change to Section 7.1:

Except as may be expressly provided with respect to any class or series of Units established hereunder, no Member shall have priority over any other Member as to the return of Contributions or Capital Accounts or as to Net Profits, Net Losses or Distributions. This Section shall not, however, apply to loans (as distinguished from Contributions) which a Member has made to the Company.

Discussion:  New language is provided to permit the Board to issue new series or classes of units with special rights, such as appointment of directors, distribution preferences, etc.

OUR DIRECTORS RECOMMEND THAT THE MEMBERS VOTE “FOR” PROPOSAL 5.

PROPOSAL NUMBER	OPERATING AGREEMENT SECTION AMENDED	SUMMARY OF AMENDMENT
Proposal 6	Section 8.7(b)	Provide authority for Board to elect to have the Company Taxed as a Corporation

Amend Section 8.7 to add a new paragraph (b) and renumber the following paragraph:

8.7          Returns and Other Elections. The Directors shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business.

All elections required or permitted to be made by the Company under federal, state or foreign tax or other laws shall be made by the Directors, including the following:

……………..

(b)           an election for the Company to be treated as an association taxable as a corporation for U.S. federal income tax purposes under Treasury Regulations Section 301.7701-3 or any corresponding elections under state or local law; and

Discussion:  The proposal will add a new section 8.7(b) to provide express authority to ‘check the box’ to be taxed as a corporation, in the event this makes sense at a future point in time or for transaction purposes.

OUR DIRECTORS RECOMMEND THAT THE MEMBERS VOTE “FOR” PROPOSAL 6.

PROPOSAL NUMBER	OPERATING AGREEMENT SECTION AMENDED	SUMMARY OF AMENDMENT
Proposal 7	Section 8.8	Change this section to conform to new IRS Rules on Partnership Audits

Amend Section 8.8 to amend the section in its entirety to read as follows:

8.8           Tax Returns; Partnership Representative.

(a)          Tax Returns.  The Company shall, without any further consent of the Members being required (except as specifically required herein), make any and all elections for federal, state, local and foreign tax purposes as the Company shall determine appropriate and shall have the right and authority to represent the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Members in their capacities as Members, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company and the Members.

(b)         Tax Matters Partner.       For all tax years prior to the tax year for which the Partnership Adjustment Procedures (as hereinafter defined) are first applicable to the Company, the Directors shall designate a Person as the “Tax Matters Member” of the Company in accordance with Section 6231(a)(7) of the Code (prior to amendment by the Budget Act (as hereinafter defined) and any regulations issued thereunder. “Partnership Adjustment Procedures” means Code sections 6221 through 6241, as amended by the Bipartisan Budget Act of 2015 (the “Budget Act”), including any other Code provisions with respect to the same subject matter and any Treasury Regulations promulgated or proposed under any such sections and any administrative guidance with respect thereto.   The Tax Matters Partner has the right and obligation to perform all actions authorized and required, respectively, by statute or regulation. The Directors shall have the authority to designate, remove and replace the Tax Matters Member.

(c)           Partnership Representative.  If, and to the extent that, provisions of the Budget Act apply to any audit of any income Tax Return of the Company (“Affected Tax Return”), then the following provisions shall apply:

(i)         Designation of Partnership Representative. The Company (or its designee) shall be the “partnership representative” (the “Partnership Representative”) in connection with any audit of such Affected Tax Return and shall serve as Partnership Representative pursuant to the terms of this Agreement and the Partnership Adjustment Procedures that apply to audits conducted pursuant to the Budget Act including notifying the IRS of its designation as such, as may be necessary or appropriate under the Budget Act.

(ii)         Authority of the Partnership Representative. To the maximum extent permitted under the Partnership Adjustment Procedures, the Partnership Representative shall have the exclusive right to control all income Tax issues relating to an Affected Tax Return, including, by way of illustration and not in limitation, the power and authority without the consent of any Member to:

(A)           enter into any agreement with the IRS to extend the period for assessing any Tax that is attributable to any item that may be the subject of an audit of an Affected Tax Return;

(B)           settle any audit of an Affected Tax Return with the IRS concerning the adjustment of any Company item;

(C)           commence or settle any Tax court case or other judicial or administrative proceeding with respect to any Affected Tax Return; or

(D)           elect to have the provisions of the Budget Act apply to any Tax Return of the Company for any Tax year that commences prior to 2018.

(iii)          Liability to be Paid at the Company Level.  Any tax liability determined pursuant to an audit of an Affected Tax Return shall be paid at the Company level.  Notwithstanding any provision in this section to the contrary, to the extent permitted by the Partnership Adjustment Procedures, with respect to any taxable year of the Company subject to the Partnership Adjustment Procedures, a Partnership Representative shall not take any of the following actions:

(A)           Make an election to opt out of the application of the Partnership Adjustment Procedures under Code Section 6221; or

(B)           Make an election under Code Section 6226(a) to push out a tax liability; or

(C)           Request any modification to an imputed underpayment under Code Section 6225 without prior approval of the Directors.

(iv)          Notices, Consent and Failure to Obtain Consent.  The Partnership Representative shall keep the Members advised of any dispute the Company may have with any federal, state or local taxing authority.

(v)          Indemnification of Tax Matters Member and Partnership Representative.  The Company and the Members specifically acknowledge, without limiting the general applicability of this Section, that the Partnership Representative, or the designated individual, if any, shall not be liable, responsible or accountable in damages or otherwise to the Company or any Member with respect to any action taken by him or her in this capacity and shall indemnify the Tax Matters Partner, the Partnership Representative and the designated individual against any liabilities arising out of such service, as long as the Partnership Representative or the designated individual, as applicable, did not act in bad faith or gross negligence.  All out of pocket expenses incurred by the Partnership Representative or the designated individual in this capacity shall be considered expenses of the Company for which the Partnership Representative, or the designated individual shall be entitled to full reimbursement.

Discussion:

Prior Partnership Tax Audit Rules

For income tax years of a partnership (including LLCs that are taxed as partnerships) beginning prior to January 1, 2018, partnership tax audits were generally conducted at the entity level, but any tax deficiencies were paid by the persons who were partners of the partnership in the tax year under audit.  Neither current partners in the partnership who were not partners in the tax year under audit nor the partnership itself owed tax resulting from an audit adjustment.

Partnerships designated one of the partners to act as “tax matters partner,” but the other partners were required to receive notice of an audit and had a unilateral right to individually challenge the IRS’s position in litigation.

New Partnership Tax Audit Rules

Through the enactment of new partnership audit rules (the “Rules”), which became effective for taxable years beginning on or after January 1, 2018, Congress fundamentally changed how tax related to partnerships is assessed and collected upon audit.  Due to these new Rules which are described in more detail below, our legal and tax advisors have recommended that the Company amend its Operating Agreement.

The primary purpose of these Rules is to assist the IRS with auditing tax partnerships.  This purpose is accomplished through two mechanisms.  First, the Rules eliminated the “tax matters partner” and created a new role called the “partnership representative.”  The partnership representative has the sole authority act on behalf of and to bind the Company and the partners in federal, partnership-related tax matters.  The Company must designate a partnership representative each year on its tax return and if the representative is an entity, an individual must be appointed to communicate with the IRS.

In addition to creating the partnership representative role, the Rules change how tax partnerships are assessed tax.  The default position under these Rules is that on audit the Company itself, not its owners, will be liable for any U.S. federal income tax determined and adjusted.  Tax deficiencies are paid by the partnership in the year in which the audit concludes. This impacts which owners are subject to the economic cost of the audit adjustments.  If there are any changes in the identity of the members (new members are admitted, former members dispose of their units, etc.) between the year under audit and the year in which the audit concludes (which could be three or more years after the end of the year under audit), the current members may bear the economic burden for tax liabilities of prior members.

The Rules do provide several elections and procedural methods to avoid the income tax being assessed against a partnership thereby permitting the income tax adjustments (and any resulting income tax) to be allocated and paid at the owner level.  However, these elections and methods are complicated and may require detailed records relating to the ownership of the Company’s units in a given year, information regarding certain tax attributes of such owners as well as the potential enforcement of contractual obligations against former owners.  Moreover, the cost savings to any one member will not be significant, when weighed against the cost necessary to undertake tracking and enforcement.

Under the recommended changes, tax liability would be assessed and paid at the Company level.

OUR DIRECTORS RECOMMEND THAT THE MEMBERS VOTE “FOR” PROPOSAL 7.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table provides certain information as of February 28, 2020 with respect to the unit ownership of: (i) each director of the Company, (ii) each Named Executive Officer of the Company (as that term is defined in Item 402(a)(3) of Regulation S-K (17 CFR § 229.402(a)(3)), (iii) all current officers and directors of the Company as a group and (iv) certain former executive officers who served as executive officers during a portion of Fiscal Year 2019 or Fiscal Year 2020.  The Company is not aware of any person or group (as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) was the beneficial owner of more than 5% of our outstanding units, and no person or group held more than 5% of our outstanding units pursuant to any voting trust or similar agreement.  The percentages in the table below are based on 42,049 units outstanding on February 28, 2020.  No family relationships exist among our directors and executive officers.

Name and Address[1] of Beneficial Owner	Amount and Nature Of Beneficial[2] Ownership[2]	Percent of Class

Jeff Taylor, Director and Chairman	701[3]	1.66%
William Couser, Director and Vice Chairman	413[4]	0.98%
Brian Conrad, Director and Treasurer	605	1.44%
Timothy Fevold, Director and Secretary	126	0.30%
Rick Vaughan, Director	-0-	-
Kurt Olson, Director	250[5]	0.59%
James E. Dickson, Director	50[6]	0.12%
Doug Moore, Director	25	0.06%
Seth Harder, General Manager, President and Chief Executive Officer[7]	-0-	-
Jeff Kistner, Interim Chief Financial Officer[8]	-0-	-
All current directors and executive officers as a group (10 Persons)	2,170	5.15%
Eric Hakmiller, Former President and Chief Executive Office[9]	175[10]	0.42%
Kristine Strum, Former Chief Financial Officer[11]	-0-	-
Michael Hollenberg, Former President and Chief Executive Officer[12]	-0-	-

[1]	The address for all of our directors and executive officers is the address of the Company’s principal executive offices located at 59511 W. Lincoln Highway, Nevada, Iowa 50201.
[2]	Unless otherwise indicated by a footnote, all of the units are directly owned by the listed individual or jointly owned with their spouse and are not pledged as security by the listed individual.
[3]	One hundred (100) of the units are held in a family limited partnership and fifty (50) of the units are held by minor children of Mr. Taylor.
[4]	All of the units are pledged as security by the listed individual
[5]
Fifty (50) of the units are held in a revocable family trust created by Mr. Olson’s parents for which Mr. Olson is one of the beneficiaries and was appointed one of two successor trustees.  Mr. Olson’s parents are the primary trustees.

[6]	Mr. Dickson’s units are held in the James E. Dickson Trust dated September 24, 2014 of which Mr. Dickson serves as trustee.
[7]	Mr. Harder was appointed as our General Manager, President and Chief Executive Officer effective January 17, 2020 in connection with the execution of the Management Agreement with Husker Ag, LLC.
[8]	Mr. Kistner was appointed as our Interim Chief Financial Officer effective July 31, 2019.
[9]	Mr. Hakmiller ceased serving as our President and Chief Executive Officer effective March 4, 2019.
[10]	All of the units are owned by the spouse of Mr. Hakmiller and Mr. Hakmiller disclaims beneficial ownership of all such securities.
[11]	Ms. Strum ceased serving as our Chief Financial Officer effective May 29, 2019.
[12]	Mr. Hollenberg ceased serving as our President and Chief Executive Officer effective January 17, 2020.

OTHER MATTERS

The directors do not intend to bring any other business before the Special Meeting, and no member proposals will be able to be made or acted upon at the Special Meeting, so the only member actions to be acted upon at the Special Meeting will be the vote on the proposals as described and provided in this Proxy Statement. However, pursuant to Section 6.7 of the Operating Agreement, if a quorum is not present for the conduct of business, the proxies will be entitled to vote shares represented at the meeting to adjourn the meeting.

By Order of the Directors,

Timothy Fevold,
Secretary
Nevada, Iowa
February 28, 2020

CONFIDENTIAL

LINCOLNWAY ENERGY, LLC
MEMORANDUM OF TERMS

This Memorandum of Terms outlines the principal terms and conditions of a potential investment transaction between the below-named Issuer and potential Investor.  Except for the terms set forth herein under the Section designated “Binding Terms”, this Memorandum of Terms is not an enforceable agreement between Issuer and Investor.  This Memorandum of Terms does not constitute an offer to sell or an offer to purchase securities in any state where the offer or sale is not permitted.

THE OFFERING

Issuer:	Lincolnway Energy, LLC, an Iowa limited liability company (the “Company” or “Issuer”))
Current Units Outstanding:	42,049 common units (“Common Units”)
Initial Issuance:
Securities Issued (Class A):	A newly created class of preferred A units of the Company senior to all existing units of the Company (the “Class A Units”)
Amount of the Investment:	$5,000,000
Consideration:	Cash
Number of units:	42,049 units
Price per unit:	$118.91/unit (the “Class A Per Unit Price”)
Investor:	To-be-formed Nebraska LLC, wholly owned by Husker Ag, LLC (“Husker Ag”)
Anticipated Closing:	As soon as possible following satisfaction of conditions precedent (including Member Approval (as defined below) and completion of Definitive Agreements), but no later than March 31, 2020
Member Offering:
Securities Issued (Class B):	A newly created class of preferred B units of the Company senior to all Common Units and junior to the newly created preferred A units of the Company (the “Class B Units”)
Amount of the Investment:	$2,500,000
Consideration:	Cash
Number of units:	21,024 units
Price per unit:	$118.91/unit (the “Class B Per Unit Price”)
Investors:	Members of Issuer who are Accredited Investors and subscribe in Member Offering
Post-closing capitalization:	The Company’s capital structure before and after the Closing is set forth on Exhibit A.
Anticipated Closing Date:	May 1, 2020
TERMS OF THE CLASS A AND CLASS B UNITS
Distributions:
All distributions shall be approved by the Company’s Board of Directors.  All Distributions other than Liquidation Events shall be made ratably to Common Units, Class B and Class A Units on a per unit basis. Distributions made in connection with a Liquidation Event shall be subject to the priority described below.

Priority in Liquidation: Distributions of proceeds from any liquidation, dissolution or winding up of the Company or Deemed Liquidation Event (a “Liquidation Event”), will be made in the following order and priority:

(a) First, distributions shall be made to the holders of Class A Units until such holders are paid in full one (1) times the amount of their equity capital contributions (including both operating and liquidation distributions);

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(b) Second, distributions shall be made to the holders of Class B Units (after Class A is paid in full first) until such holders are paid in full one (1) times the amount of their Class B equity capital contributions (including both operating and liquidation distributions);

(c) Thereafter, distributions shall be made ratably to the holders of Common Units, Class B and Class A Units.

Deemed liquidation: A sale of all or substantially all of the Company’s assets in a single transaction or a series of transactions or a merger or consolidation of the Company with any other company or other transaction in which the holders of the Company’s voting power prior to the transaction will hold less than 50% of the voting power of the surviving entity will be treated as a Liquidation Event (a “Deemed Liquidation”), thereby triggering payment of the liquidation preferences described above.   A Deemed Liquidation may be waived upon the election of the holders of a majority of the outstanding Class A Units.

Voting rights:
Each Class A Unit will have the right to one vote per unit.  The Class A Units will vote with the Class B and Common Units on all matters except the election of directors.  (See “Board of Directors” below.)

Each Class B Unit will have the right to one vote per unit. The Class B Units will vote with the Common Units on all matters.

Protective provisions:
So long as any of the Class A Units are outstanding, consent of the holders of at least a majority of the Class A Units will be required for any action that (i) alters any provision of the Certificate of Organization or Operating Agreement if it would adversely alter the rights, preferences, privileges or powers of or restrictions on the Class A Units; (ii) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Class A Units, or increase the authorized number of Class A Units; (iii) approves any merger, sale of assets or other corporate reorganization or acquisition; (v) approves the purchase, redemption or other acquisition of any common units of the Company, other than repurchases pursuant to units restriction agreements approved by the Board of Directors upon termination of a consultant, director or employee; (vi) declares or pays any distribution with respect to any capital units prior to the Class A Units (except as otherwise provided in the Operating Agreement); (vii) incur or guaranty indebtedness for borrowed money in excess of $25,000,000; (viii) create or hold capital units in any subsidiary that is not a wholly-owned subsidiary or dispose of any subsidiary units or all or substantially all of any subsidiary assets; or (ix) increase or decrease the size of the Board of Directors; (x) makes any material change to the Company’s business, or (xi) approves the liquidation or dissolution of the Company.

So long as any of the Class B Units are outstanding, consent of the holders of at least a majority of the Class B Units will be required for any action that alters any provision of the Certificate of Organization or Operating Agreement if it would adversely alter the rights, preferences, privileges or powers of or restrictions on the Class B Units.

2

Board of Directors:
The Board of Directors of the Company will be comprised of seven (7) directors.  The Class A Unit holders shall be entitled to elect four (4) directors to the Board of Directors.  The Class B and Common Unit holders shall be entitled to elect three (3) directors to the Board of Directors, and such three seats shall initially be held by Jeff Taylor, Bill Couser, and Rick Vaughan.  The Company will purchase D&O insurance with coverage and in an amount satisfactory to the Board and will indemnify directors to the fullest extent permitted by applicable law.

Preemptive Rights:	Husker Ag will have a right to purchase its pro rata share of any subsequent issuance of equity securities, other than the Member Offering described below.
Transfer right:
Husker Ag shall have the unrestricted right to transfer the Class A units, along with all rights pertaining thereto, to any third party, subject to (i) compliance with applicable securities laws, and (ii) such transfer or transfers not resulting in the Company becoming taxable as a corporation.

Information rights:	The Company will provide customary information rights to Husker Ag, including audited annual financial reports, unaudited quarterly financial reports, and annual operating budget and business plan.
OTHER MATTERS
Definitive Agreements:
The issuance of the Class A Units will be made pursuant to a membership unit purchase agreement drafted by counsel to Husker Ag, which will contain, among other things, appropriate representations and warranties of the Company, and appropriate conditions of closing, and an Amended and Restated Operating Agreement implementing the rights, powers, and preferences of the Class A Units (collectively, the “Definitive Agreements”).

Member Offering:
Subsequent to the issuance of Class A Units to Husker Ag, the Company shall offer to each existing member who meets the definition of an accredited investor (“Accredited Existing LWE Members”) the right to purchase a proportional share of 21,024 Class B Units at the Class B Per Unit Price ($118.91), for a total offering price of $2,500,000.00 (the “Member Offering”).

Proportional share units not purchased by Accredited Existing LWE Members will be offered to Accredited LWE Existing Members as a reallocated proportional share to those that wish to purchase more than their proportional share.

The Member Offering will close no later than May 1, 2020.  LWE will notify Husker Ag within five days after the Member Offering closing of the number or Class B Units remaining, if any.   To the extent of any Class B Units not purchased by Accredited Existing LWE Members under the Member Offering either as a Proportional Share or Reallocated Proportional Share (the “Unsubscribed Units”), Husker Ag shall purchase that number of additional Class A Units equal to the number of Unsubscribed Units in the Member Offering, at the Class B Per Unit Price.

No fractional Class A or Class B Units will be sold

3

Management Services:
The Company and Husker Ag have entered into a Management Agreement dated January 15, 2020, pursuant to which Husker Ag shall provide management services, in consideration for a management fee equal to $36,000 per month ($432,000 annually).  The initial term of the Management Agreement is four (4) months.  As a condition to the issuance of the Class A Units, the parties shall have agreed upon a renewal of the Management Agreement on terms mutually acceptable to both parties.

Finders:	The Company and Husker Ag will each indemnify the other for any finder’s fees for which they are respectively responsible.
Conditions precedent:	The issuance of the Class A units will be subject to the following conditions:

• Completion of due diligence to the satisfaction of Husker Ag;

• Negotiation and execution of closing documents customary in transactions of this nature;

•      Evidence that the Company has entered into employment agreements with all key employees and proprietary information agreements with all employees and independent contractors containing provisions satisfactory to Husker Ag with respect to confidentiality, ownership of intellectual property, non-competition, and non-solicitation;

•      Receipt of all required authorizations, approvals and consents, including approval of the Company’s members at a special meeting (expected to be held the third week of March, 2020) of certain amendments to the Operating Agreement of the Company allowing the Board to finalize and execute the Definitive Agreements (“Member Approval”);

• Delivery of customary closing certificates; and

• The absence of material adverse changes with respect to the Company.

4

BINDING TERMS
Confidentiality:
Except as provided below, the Company shall not disclose the existence or terms of this Memorandum of Terms, or the fact that Husker Ag is considering an investment in the Company, to any party (other than directors, officers, employees, and advisors of the parties), without the prior approval of Husker Ag or as required by applicable law.  Husker Ag acknowledges the Company filed an 8-K regarding the Management Agreement and understands and approves filing of this Memorandum of Terms as an exhibit to a proxy statement seeking approval of Operating Agreement changes necessary to implement the terms hereof.

Fiduciary Out:
Notwithstanding anything to the contrary herein, nothing in this Memorandum of Terms shall require the Company or any of the Company’s directors or officers (in such person’s capacity as a director or officer) to take any action, or to refrain from taking any action, including, without limitation, participating in discussions or negotiations regarding potential Alternative Transactions (as defined below), to the extent that taking such action or refraining from taking such action would be inconsistent with such person’s fiduciary obligations under applicable law (the rights of the Company and its officers and directors under this provision, the “Fiduciary Out”) as determined in good faith by the directors of the Company; provided that, in consideration of the time and expense incurred by Husker Ag and the management services provided by Husker Ag under the Management Agreement in contemplation of the proposed transaction under this Memorandum of Terms, if the Company during the Exclusivity Period participates in discussions or negotiations regarding a potential Alternative Transaction and does not enter into the Definitive Agreements with Husker Ag prior to the Expiration Date, the Company shall pay to Husker Ag (in addition to reimbursement of out of pocket expenses as set forth below) an amount equal to the greater of $100,000 OR 5% of the total purchase price received by the Company in connection with the Alternative Transaction.

Exclusivity:
The Memorandum of Terms will expire without any action by either party if the Definitive Agreements are not executed prior to the date sixty (60) days following the Effective Date set forth below (the “Expiration Date”).  From the Effective Date of this Memorandum of Terms until the Expiration Date (the “Exclusivity Period”) and subject to the Fiduciary Out, the Company agrees that it will not directly or indirectly pursue or solicit any agreement or commitments regarding investment by any other potential equity investors in the Company or any merger or sale of all or substantially all of the assets or units of the Company (“Alternative Transactions”).

Expenses:
The Company shall pay the reasonable out of pocket expenses of Husker Ag, including fees for legal counsel up to a maximum of $100,000, based on reasonable efforts in work performed and accompanied with detailed invoices.

(Signature page follows)

5

This Memorandum of Terms may be executed in counterparts, which together will constitute one document. Facsimile signatures shall have the same legal effect as original signatures. The legally binding portions of this Memorandum of Terms will be governed by Nebraska law, without regard to conflicts-of-law principles.

Effective Date:  February 6, 2020

LINCOLNWAY ENERGY, LLC	HUSKER AG, LLC

/s/ Jeff Taylor	/s/ Robert Brummels
Signature	Signature

Jeff Taylor	Robert Brummels
Print name	Print name

Chairman of the Board	Chairman of the Board
Print title	Print title

02/06/2020	02/06/2020
Date	Date

6

EXHIBIT A
CAPITALIZATION

Member	Class	Pre-Investment		Post-Investment (Husker Ag)		Post – Investment (Member Offering)
		Units	%	Units	%	Units	%
Current Members	Common	42,049	100%	42,049	50%	42,049	40.00%
Husker Ag	Class A	-	-	42,049	50%	42,049	40.00%
Subscribers in Member Offering	Class B	-	-	-	-	21,024**	20.00%

**Assumes Member Offering is fully subscribed.
** Post invested is offered at $118.91 per unit

7

LINCOLNWAY ENERGY, LLC
PROXY CARD
2020 SPECIAL MEETING OF MEMBERS
March 23, 2020

The undersigned hereby appoints Jeff Taylor and William Couser, and each of them, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote all of the units of LINCOLNWAY ENERGY, LLC (the “Company”) held of record by the undersigned on February 28, 2020, at a Special Meeting of members of the Company to be held on March 23, 2020 (the “Special Meeting”), commencing at 6:30 p.m., at the Radisson Hotel Ames Conference Center at ISU, 2609 University Blvd., Ames, Iowa, and any postponements or adjournments thereof.  If you need directions to the Radisson Hotel Ames Conference Center at ISU, please call Lincolnway Energy at (515) 232-1010.

This proxy card when properly executed will be voted as directed by the undersigned member.  If no direction is made, this proxy will be voted “FOR” each of the seven (7) amendments to the Company’s Second Amended and Restated Operating Agreement dated November 10, 2010, as amended March 4, 2013 and March 3, 2016 (the “Operating Agreement”).  The proxies, in their discretion, are further authorized to vote on other matters which may properly come before the Special Meeting and any adjournments or postponements thereof.

You can deliver this proxy card in person at the Special Meeting prior to the announcement of the voting results.  You can also deliver this proxy card to the principal office of the Company at 59511 W. Lincoln Highway, Nevada, Iowa 50201 in person or by mail provided the proxy card must be RECEIVED by the Company before 3:00 p.m. on March 23, 2020 in order to be valid and counted.

If you return your proxy card before the Special Meeting and decide that you want to change your vote, you can do so by coming to the Company’s principal office before 3:00 p.m. on March 23, 2020 or by coming to the Special Meeting and notifying any director at any time before the voting results are announced at the Special Meeting.  In either case, you will be given another proxy card to complete and deliver either at the Special Meeting or to the Company’s principal office at any time before 3:00 p.m. on March 23, 2020.

PLEASE INDICATE YOUR SELECTIONS BY FIRMLY PLACING AN “X” IN THE APPROPRIATE BOX(ES) RELATING TO EACH PROPOSAL WITH BLUE OR BLACK INK

PROPOSALS 1 to 7 - VOTE ON ALL AMENDMENTS TO THE COMPANY’S OPERATING AGREEMENT:  Note that you may vote individually on the seven amendments as provided below.  If you wish to vote for or against all proposals, please so indicate here, and then skip the individual proposals and sign the proxy as provided below.  Our directors recommend a vote “FOR” all seven proposals.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PROPOSAL 1 - VOTE ON AMENDMENT TO SECTION 4.2 OF THE COMPANY’S OPERATING AGREEMENT:  Proposal to amend Section 4.2 of the Company’s Operating Agreement to provide the directors flexibility on board seats.  If no voting direction is made below, the proxies will vote your units “FOR” the amendment to Section 4.2.  Our directors recommend a vote “FOR” this proposal.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PROPOSAL 2 - VOTE ON AMENDMENT TO SECTION 4.16(d) OF THE COMPANY’S OPERATING AGREEMENT:  Proposal to amend Section 4.16(d) of the Company’s Operating Agreement to provide the board with authority for board amendments to the Operating Agreement.  If no voting direction is made below, the proxies will vote your units “FOR” the amendment to Section 4.16(d).  Our directors recommend a vote “FOR” this proposal.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PROPOSAL 3 - VOTE ON AMENDMENT TO SECTION 4.16(f) OF THE COMPANY’S OPERATING AGREEMENT:  Proposal to amend Section 4.16(f) of the Company’s Operating Agreement to remove the limitation on the number of units which may be issued without member approval.  If no voting direction is made below, the proxies will vote your units “FOR” the amendment to Section 4.16(f).  Our directors recommend a vote “FOR” this proposal.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PROPOSAL 4 - VOTE ON AMENDMENT TO SECTION 5.7 OF THE COMPANY’S OPERATING AGREEMENT:  Proposal to amend Section 5.7 of the Company’s Operating Agreement to remove the limitation on any member holding more than 49% of the outstanding units.  If no voting direction is made below, the proxies will vote your units “FOR” the amendment to Section 5.7.  Our directors recommend a vote “FOR” this proposal.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PROPOSAL 5 - VOTE ON AMENDMENT TO SECTIONS 7.1 AND 7.4 OF THE COMPANY’S OPERATING AGREEMENT:  Proposal to amend Sections 7.1 and 7.4 of the Company’s Operating Agreement to provide authority for the board to issue new series or classes of units.  If no voting direction is made below, the proxies will vote your units “FOR” the amendment to Sections 7.1 and 7.4.  Our directors recommend a vote “FOR” this proposal.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PROPOSAL 6 - VOTE ON AMENDMENT TO SECTION 8.7(b) OF THE COMPANY’S OPERATING AGREEMENT:  Proposal to amend Section 8.7(b) of the Company’s Operating Agreement to provide authority for board to elect to have the Company taxed as a corporation.  If no voting direction is made below, the proxies will vote your units “FOR” the amendment to Section 8.7(b).  Our directors recommend a vote “FOR” this proposal.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PROPOSAL 7 - VOTE ON AMENDMENT TO SECTION 8.8 OF THE COMPANY’S OPERATING AGREEMENT:  Proposal to amend Section 8.8 of the Company’s Operating Agreement to change this section to conform to new IRS rules on Partnership Audits.  If no voting direction is made below, the proxies will vote your units “FOR” the amendment to Section 8.8.  Our directors recommend a vote “FOR” this proposal.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PLEASE SIGN, DATE AND RETURN THIS PROXY as soon as possible to Lincolnway Energy, LLC, 59511 W. Lincoln Highway, Nevada, Iowa 50201.

Dated: __________________, 2020

SIGNATURE BLOCK FOR INDIVIDUALS	SIGNATURE BLOCK FOR ENTITY**
OR JOINT OWNERS*	(Corporation, Partnership, Trust, IRA)

(Signature 1)	(PRINTED Entity Name)
Printed Name 1:
(Authorized Signature)

Printed Authorized Name:
(Signature 2)
Printed Name 2:	Title:

*	If units are held jointly, each holder should sign. Please sign your name exactly as it appears on the unit certificate.
**	Please sign your name exactly as it appears on the unit certificate. If signing for estates, trusts, corporations, IRAs or partnerships, title or capacity should be stated.